Exhibit 10.03
Award No. «GrantNumber»
INTUIT INC. 2005 EQUITY INCENTIVE PLAN GRANT AGREEMENT
Director Restricted Stock Units
Intuit Inc., a Delaware corporation (the “Company”), hereby grants you a restricted stock unit award (“Award”) pursuant to the Company’s 2005 Equity Incentive Plan, as amended (the “Plan”), for the number of shares of the Company’s Common Stock, $0.01 par value per share (“Common Stock”) set forth below. All capitalized terms in this Grant Agreement (“Agreement”) that are not defined in this Agreement have the meanings given to them in the Plan. This Award is subject to all of the terms and conditions of the Plan, which is incorporated into this Agreement by reference. This Agreement is not meant to interpret, extend, or change the Plan in any way, or to represent the full terms of the Plan. If there is any discrepancy, conflict or omission between this Agreement and the provisions of the Plan, the provisions of the Plan shall apply.
Name of Participant:
Address:

Number of Shares:
Date of Grant:
Vesting Schedule:	Your award will vest on the following date(s) provided that you do not experience a Termination (as such term is defined in the Plan) (each date, a “Vesting Date”).
1.	Termination: In the event you experience a Termination prior to a Vesting Date, the following provisions will govern the vesting of this Award:
(a)	Termination Generally: In the event of your Termination prior to a Vesting Date for any reason other than due to your death or Total Disability, this Award will cease to vest and you will have no right or claim to the unvested portion of the Award.

(b)	Termination due to Death: In the event of your Termination prior to a Vesting Date due to your death, this Award will vest on the date of your Termination as to 100% of the Number of Shares.

(c)	Termination due to Total Disability: In the event of your Termination prior to a Vesting Date due to your Total Disability, this Award will vest on the date of your Termination as to 100% of the Number of Shares. Total Disability is defined in Section 10.5(d) of the Plan.
2.	Corporate Transaction: In the event of a Corporate Transaction, this Award will vest as to 100% of the Shares.

3.	Issuance of Shares under this Award: The Company will issue you the Shares subject to this Award (a) as soon as practicable after the Vesting Dates or, if applicable, the events described in Sections 1(b) and (c) and 2 above, and in no case later than March 15 of the year following the year of vesting or of such events, or (b) in the event that you make a valid election at a time and in the manner permitted under Section 409A of the Code, at the time specified in your election. All issuances of Shares will be subject to the requirements of Section 409A of the Code. Until the date the Shares are issued to you, you will have no rights as a stockholder of the Company.

4.	Taxes: You are ultimately liable and responsible for all taxes owed by you in connection with this Award. The Company makes no representation or undertaking regarding the tax treatment of the grant, vesting, or settlement of this Award or the subsequent sale of any of the Shares. The Company does not commit and is under no obligation to structure this Award to reduce or eliminate your tax liability. [Note: in the event that the recipient of this award is an employee, this section may also include the following: Withholding Taxes: This Award is generally taxable for purposes of United States federal income and employment taxes upon vesting based on the Fair Market Value on Vesting Date. To the extent required by applicable federal, state or other law, you shall make arrangements satisfactory to the Company for the payment and satisfaction of any income tax, social security tax, payroll tax, payment on account or other tax related to withholding obligations that arise under this Award and, if applicable, any sale of Shares of the Common Stock. The Company shall not be required to issue shares of the Common Stock pursuant to this Award or to recognize any purported transfer of shares of the Common Stock until such obligations are satisfied. Unless otherwise agreed to by the Company and you, these obligations will be satisfied by the Company withholding a number of shares of Common Stock that would otherwise be issued under this Award that the Company determines has a Fair Market Value sufficient to meet the tax withholding obligations. For purposes of this Award, Fair Market Value is defined in Section 26(n) of the Plan.]
5.	Disputes: Any question concerning the interpretation of this Agreement and any controversy that may arise under this Agreement, shall be determined by the Committee. Such decision by the Committee shall be final and binding.

6.	Choice of Law: Because this Agreement relates to terms and conditions under which you may be issued shares of Common Stock of Intuit Inc., a Delaware corporation, an essential term of this Agreement is that it shall be governed by the laws of the State of Delaware, without regard to choice of law principles of Delaware or other jurisdictions. Any action, suit, or proceeding relating to this Agreement or the Award granted hereunder shall be brought in the state or federal courts of competent jurisdiction in Santa Clara County in the State of California.

[Note: in the event that the recipient of this award is an employee, this agreement may also include the following section:

7.	Other Matters:
(a)	The Award granted to an employee in any one year, or at any time, does not obligate the Company or any subsidiary or other affiliate of the Company to grant an award in any future year or in any given amount and should not create an expectation that the Company (or any subsidiary or other affiliate) might grant an award in any future year or in any given amount.

(b)	Nothing contained in this Agreement creates or implies an employment contract or term of employment or any promise of specific treatment upon which you may rely.]
This Agreement, together with the Plan and any documentation evidencing a deferral of your Restricted Stock Units (which are incorporated by reference), constitute the entire agreement between you and the Company with respect to this Award, and supersede all prior agreements or promises with respect to the Award. Except as provided in the Plan, this Agreement may be amended only by a written document signed by the Company and you. Subject to the terms of the Plan, the Company may assign any of its rights and obligations under this Agreement, and this Agreement shall be binding on, and inure to the benefit of, the successors and assigns of the Company. Subject to the restrictions on transfer of an Award described in Section 14 of the Plan, this Agreement shall be binding on your permitted successors and assigns (including heirs, executors, administrators and legal representatives). All notices required under this Agreement, your deferral documentation or the Plan must be mailed or hand-delivered, (1) in the case of the Company, to the Company at its address set forth in this Agreement, or at such other address designated in writing by the Company to you, and (2) in the case of you, at the address recorded in the books and records of the Company as your then current home address.
The Company has signed this Agreement effective as of the Date of Grant.

INTUIT INC. 2632 Marine Way Mountain View, California 94043
By:
Brad D. Smith, President and Chief Executive Officer

INTUIT INC.
2005 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT DEFERRAL FOR DIRECTORS
CALENDAR YEAR 20
     This form permits you to elect to defer delivery of shares of Common Stock underlying vested Restricted Stock Units granted to you pursuant to the Intuit Inc. 2005 Equity Incentive Plan (the “Plan”), as described below. NOTE: If you do not want to defer delivery of your shares upon vesting, you do not need to complete this form.
•	If you are receiving a “Succeeding Grant” or a “Committee Grant” after continuous service as a member or Chairperson of a Board Committee since the date of appointment, this form must be delivered to the Company no later than December 31 of the year shown above.

•	If you are receiving an “Initial Grant” or a “Committee Grant” after being newly appointed as a member or the Chairperson of a Board Committee, this form must be delivered to the Company within thirty (30) days after you become a Non-Employee Director or are appointed as a member or Chairperson of the Board Committee.
     This deferral election is subject to the terms of the Plan and your Grant Agreement. Capitalized terms not defined herein have the meanings in the Plan.
I. PARTICIPANT NAME

Name:	SSN:

II. DEFERRAL ELECTION
I hereby elect to defer the delivery of Common Stock underlying the vested Restricted Stock Units granted to me during calendar year 20       : (check the appropriate box(es) and select percentage(s) from 25% to 100%, in increments of 25%)
NOTE: If you do not want to defer delivery of your shares upon vesting, you do not need to complete this form.

Initial [Succeeding] Grant-	Committee Grant	Committee Grant
( RSUs)	( RSUs)	( RSUs)
☐ 0% ☐ 50% ☐ 75% ☐ 100%	☐ 0% ☐ 50% ☐ 75% ☐ 100%`	☐ 0% ☐ 50% ☐ 75% ☐ 100%

III. DISTRIBUTION ELECTION
I elect for my deferred Common Stock to be paid in the years indicated below with a maximum deferral of 5 years after final vesting date (check the appropriate box(es). Actual payout will be made in the January following the year selected.

Initial
[Succeeding] Grant-	Committee Grant	Committee Grant
( RSUs)	( RSUs)	( RSUs)
☐ 20	☐ 20	☐ 20
☐ 20	☐ 20	☐ 20
☐ 20	☐ 20	☐ 20
☐ 20	☐ 20	☐ 20
☐ 20	☐ 20	☐ 20
Regardless of your election(s) above, your Common Stock will be paid to you upon any Termination (including Disability and death) or immediately prior to the occurrence of a Corporate Transaction, if earlier than the time indicated above.
IV. IMPORTANT INFORMATION
Your deferral and distribution elections are irrevocable. This is an unfunded Plan, which means that your only assurance of payment is the promise of the Company. The Company is not obligated to purchase or maintain any assets to pay amounts under the Plan, and you have no rights to benefits under the Plan other than as an unsecured creditor.
V. BENEFICIARY DESIGNATION
In the event of your death, you hereby designate the beneficiary(ies) identified below to receive the Common Stock underlying your grant. If you do not designate your current spouse as sole primary beneficiary, you must obtain the written consent of your spouse (see below). If you designate more than one beneficiary, indicate the percentage of your Common Stock each beneficiary should receive.
PRIMARY BENEFICIARY

Name	Relationship	Percent*	Date of Birth	Social Security Number
1)

2)

3)

*	Must total 100%.
If such primary beneficiary(ies) do not survive you by at least thirty (30) days, the following shall be the beneficiary(ies):

CONTINGENT BENEFICIARY

Name	Relationship	Percent*	Date of Birth	Social Security Number
1)

2)

3)

*	Must total 100%.
This beneficiary designation and spousal consent is effective upon receipt by the Company (provided the form is completed properly). Upon such receipt, all previous beneficiary designation and spousal consents hereby are revoked.
SPOUSAL CONSENT
I,                                         , am the spouse of                                          . I acknowledge that my spouse has designated a person or persons other than me as a primary beneficiary to receive Common Stock underlying Restricted Stock Units, and I hereby approve of that designation. I agree that the designation shall be binding upon me with the same effect as if I personally had executed said designation.

Signature of Spouse	Date
VI. SECTION 409A
I understand that notwithstanding my elections on this form, in the unlikely event that I am classified as a “specified employee,” as that term is defined under Section 409A of the Internal Revenue Code (“Section 409A”) with respect to the Common Stock deferred under this election, any payment of Common Stock upon my “separation from service” (as defined under Section 409A) shall be delayed for six months to the extent required under Section 409A. I hereby consent to any amendment to these elections that may be required in order to comply with Section 409A.
VII. ACKNOWLEDGEMENT
I hereby agree to the elections indicated on this form, and acknowledge that I have received and reviewed the Plan.

By:	_______________________

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